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                                                                       EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated October 21, 1999, by and between FOCAL, INC., a Delaware corporation (the "Company"), and GENZYME CORPORATION, a Massachusetts corporation (the "STOCKHOLDER").

     In connection with the Stock Purchase Agreement, dated the date hereof (the "STOCK PURCHASE AGREEMENT"), the Company has agreed, subject to the terms and conditions set forth therein, to issue and sell to the Stockholder shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). In order to induce the Stockholder to enter into the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Stock Purchase Agreement.

     In consideration of the Stockholder entering into the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS.

          For purposes of this Agreement, the following terms shall have the meanings specified:

          (a) "HOLDER" means any person owning or having the right to acquire Registrable Securities, including initially the Stockholder, and any permitted assignee thereof; and

          (b) "REGISTRABLE SECURITIES" means the Shares acquired at the Initial Closing or at an Option Closing, and any securities issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Shares provided however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon (x) any sale pursuant to (i) a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of securities of the Company or (ii) Rule 144 under the Securities Act or (y) any sale to a person or entity in a manner which does not comply with Section 8(e) of this Agreement.

          (c) "REGISTRATION TERMINATION DATE" shall mean the date after which the Company shall no longer be obligated to file a registration statement (a "REGISTRATION STATEMENT") pursuant to Section 2, to maintain the effectiveness of a Registration Statement filed pursuant to Section 2 or to include Registrable Securities on any Registration Statement pursuant to Section 3, and shall be the sixth anniversary of the Initial Closing Date.
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     2.   MANDATORY REGISTRATION.

          (a) Subject to Section 4(a), from time to time on or after the date 90 days after the Initial Closing Date and prior to Registration Termination Date, at the request of the Holder, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (or, if Form S-3 is not available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Holder which consent will not be unreasonably withheld, as a "shelf" registration statement under Rule 415 under the Securities Act (or any successor or similar rule providing for an offering of securities on a continuous basis)) covering the resale of all Registrable Securities or such portion thereof as the Holder may request. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to prevent dilution resulting from stock splits, stock dividends or similar events. The Company shall not be obligated pursuant to this Section 2 to cause more than four separate Registration Statements to be declared effective.

          (b) The Company shall, subject to Sections 4(h) and 4(i) hereof, maintain the effectiveness of a Registration Statement filed pursuant to this
Section 2 from the effective date thereof until the earlier to occur of (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold and (ii) 180 days from the effective date of such Registration Statement.

3.   PIGGYBACK REGISTRATION.

          If at any time after the first anniversary of the Initial Closing Date and prior to the Registration Termination Date, (a) the Company proposes to register shares of Common Stock and/or any securities issued in exchange for, in replacement of or otherwise with respect to Common Stock under the Securities Act (a "PROPOSED REGISTRATION") in connection with the public offering of such shares or securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity) and (b) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holder, the Company shall, at such time, promptly give the Holder written notice of such Proposed Registration. The Holder shall have twenty (20) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that the Holder intends to sell and the Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder; PROVIDED, HOWEVER, that the Company shall have the right, prior to the date the applicable Registration Statement becomes effective, to postpone or withdraw any Proposed Registration without obligation to the Holder. In connection with any Proposed Registration involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders accept customary terms of the


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underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, materially and adversely affect such public offering. In the event of a reduction in the number of Shares to be included in an underwriting pursuant to the previous sentence, the number of shares that may be included in such Proposed Registration by the Holder and any other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such registration (the "OTHER REGISTRATION RIGHTS HOLDERS") and who have requested such registration shall be allocated among the Holder and such Other Registration Rights Holders in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gave notice of the Proposed Registration. If any Holder or Other Registration Rights Holders would thus be entitled to include more securities than such holders requested to be registered, the excess shall be allocated among the Holder and the Other Registration Rights Holders pro rata in the manner described in the preceding sentence. The parties agree that it is customary in an underwritten offering for the indemnification obligation of a selling securityholder like the Stockholder to underwriters to be several and not joint and limited to the net proceeds the selling securityholder receives in the offering.

     4.   OBLIGATIONS OF THE COMPANY.

          In connection with the registration of Registrable Securities pursuant to this Agreement, the Company shall:

          (a) (i) within 60 days of receipt of a request pursuant to Section 2, prepare and file with the SEC a Registration Statement with respect to the Registrable Securities which complies with the provisions of the Securities Act and the rules and regulations of the SEC thereunder and (ii) use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter and (iii) keep any Registration Statement covering Registrable Securities effective until the earlier of (1) 180 days from the effective date of such Registration Statement and (2) the sale of all Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, if the Holder requests the Company to register Registrable Securities pursuant to Section 2 and (A) at such time the Company is engaged in, or has a firm plan to engage in, a primary offering of Common Stock which is expected to close within 60 days of the date of the request or (B) is engaged in any other activity which the Company's Board of Directors determines in good faith would be materially and adversely affected by such requested registration, then the Company, at its option and without prejudice to the Holder's rights under
Section 3, may delay the filing of the Registration Statement until 90 days following the request and shall use its best efforts to cause such Registration Statement to become effective as soon as possible after filing;

          (b) prepare and file with the SEC such amendments and supplements to any Registration Statement covering Registrable Securities and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder to maintain the effectiveness of the Registration Statement, to otherwise permit sales by the Holder under the Registration Statement, or as may be reasonably requested by the Holder in order to incorporate information concerning the Holder or the Holder's intended methods of distribution;


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          (c)  amend any Registration Statement covering Registrable Securities, or file a new Registration Statement, or both, as necessary to cover all securities issued in exchange for, in replacement of or otherwise with respect to the Shares or any other securities previously issued with respect to the Shares;

          (d) secure the designation and quotation of the Registrable Securities on the Nasdaq National Market or the stock exchange on which the Common Stock, or other securities of the Company issued in replacement of, in exchange for, or otherwise in respect of the Shares, are then listed and principally traded;

          (e) furnish to the Holder such number of copies of the prospectus included in a Registration Statement covering Registrable Securities, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Holder's Registrable Securities;

          (f) if the Registrable Securities cease to be "covered securities" under Section 18(b)(1) of the Securities Act (or any successor thereto), use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by the Holder, and do any and all other acts or things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

          (g) in the event of an underwritten public offering of the Registrable Securities, enter into an perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

          (h) notify the Holder immediately upon the occurrence of any event as a result of which the prospectus included in a Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as possible, prepare, file and furnish to the Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; PROVIDED, HOWEVER, that the Company may delay preparing, filing and distributing any such supplement or amendment if the Board of Directors of the Company determines in good faith that such supplement or amendment could, in its reasonable judgment, (i) interfere with or adversely affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company or the Company's stockholders at such time; PROVIDED, FURTHER, that (1) the Company will give notice (a "STANDSTILL NOTICE") of any such delay as promptly as practicable under the circumstances, (2) such delay shall not extend for a period


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of more than 20 calendar days and (3) the Company may utilize such delay no more than three times in any 365-day period;

          (i) use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a Registration Statement covering Registrable Securities and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof;

          (j) furnish to the Holder, on the date that a Registration Statement covering Registrable Securities becomes effective, an opinion, dated such date, of outside counsel representing the Company (and reasonably acceptable to the Holder) addressed to the Holder and in form and substance as is customarily given to underwriters in an underwritten public offering;

          (k) provide the Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Holder may reasonably request in order to conduct any due diligence;

          (l) permit counsel for the Holder to review a Registration Statement covering Registrable Securities and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the SEC; and

          (m) at the request of any Holder at any time after any Registrable Securities held by such Holder become eligible for resale pursuant to Rule 144(k) under the Securities Act, deliver a letter to the Company's transfer agent irrevocably instructing the transfer agent to remove any securities law legend from any certificate representing such Registrable Securities which have become eligible for the sale pursuant to Rule 144(k).

     5.   OBLIGATIONS OF HOLDER.

          In connection with any registration of the Registrable Securities pursuant to this Agreement, the Holder shall:

          (a) furnish to the Company such information regarding itself and the intended methods of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

          (b) upon receipt of any Standstill Notice from the Company pursuant to Section 4(h), immediately discontinue disposition of Registrable Securities until the earlier of (i) the expiration of the period during which such Standstill Notice is in effect or (ii) the date that such Holder is advised by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference into such prospectus;

          (c) upon receipt of any notice from the Company of the issuance of a stop order pursuant to Section 4(i), immediately discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until withdrawal of the stop order; and


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          (d)  if so requested by the Company, provided the Company is not at such time in breach of this Agreement, not sell or otherwise transfer pursuant to a Registration Statement or pursuant to Rule 144 under the Securities Act ("RULE 144") any Registrable Securities during the period beginning on the second business day prior to the effective date of a registration statement filed by the Company under the Securities Act in connection with a primary offering underwritten on a firm commitment or best efforts basis, and ending, at the managing underwriter's discretion, as late as the 90th calendar day following such effective date.

     6.   INDEMNIFICATION.

          In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company shall indemnify and hold harmless the Holder, the officers, directors, employees, agents and representatives of the Holder, and each person, if any, who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses incurred in connection with investigating or defending same, "LOSSES"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; PROVIDED, HOWEVER, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and PROVIDED, FURTHER, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such securities, a copy of the prospectus, as most recently amended or supplemented, if the Company had a reasonable time prior to the sale furnished to the Holder sufficient copies thereof.

          (b) To the extent permitted by law, the Holder shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that such Losses are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the


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statements therein, in light of the circumstances under which they were made, not misleading, if and only to the extent that the statement or omission was made in reliance upon or in conformity with written information furnished by the Holder expressly for use in such Registration Statement; and the Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; AND FURTHER PROVIDED, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that, in no event shall any indemnity under this subsection 6(b) exceed the net sale price of securities sold by the Holder under the Registration Statement.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if there are actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action to the extent such failure prejudices to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 6 or with respect to any other action.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and the Holder agree to contribute to the aggregate Losses to which the Company or the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holder in connection with the statements or omissions which resulted in such Losses; PROVIDED, HOWEVER, that in no case shall the Holder be responsible for any amount in excess of the net sale price of securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holder. The Company and the Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Holder shall have the same rights to contribution as the Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the


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Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and the Holder under this Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

     7.   REPORTS.

          With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees that so long as it is subject to the reporting requirements under the Exchange Act, it will:

          (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents filed by the Company and such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     8.   MISCELLANEOUS.

          (a) EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions payable with respect to Registrable Securities sold by the Holder and the expenses of counsel for the Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company in connection with the opinion described in Section 4(j) hereof shall be borne by the Company.

          (b) AMENDMENT; WAIVER. Any provisions of this Agreement may be amended only pursuant to a written instrument executed by the Company and the Holder. Any waiver of the provision of this Agreement may be made only pursuant to a written instrument executed in accordance with this paragraph shall be binding upon the Holder, each future Holder, and the Company.

          (c) NOTICES. Any notice, demand, request or delivery required or permitted to be given by the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or when sent by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next business day after timely


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delivery to an overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

          If to the Company, to:

               Focal, Inc.
               4 Maguire Road
               Lexington, MA 02173
               Attention:  President
               Telecopier:  (781) 280-7802

with a copy (which shall not constitute notice) to:

               Hale & Dorr LLP
               60 State Street
               Boston, MA 02109
               Attention:  Steven D. Singer, Esq.
               Telecopier:  (617) 526-5000

          if to the Stockholder, to:

               Genzyme Corporation
               One Kendall Square
               Cambridge, MA 02130
               Attention:  Chief Corporate Officer
               Telecopier:  (617) 252-7553

          with a copy to:

               Palmer & Dodge LLP
               One Beacon Street
               Boston, MA 02108
               Attention:  Paul M. Kinsella, Esq.
               Telecopier:  (617) 227-4420

and if to any other Holder, at such Holder's address as such Holder shall have furnished the Company in writing.

          (d) TERMINATION. The obligations under Sections 2, 3, 4 and 5 of this Agreement shall terminate on the Registration Termination Date, but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement. The indemnification and contribution provisions shall survive indefinitely. The obligations under Section 7 shall survive for as long as the Holder owns or has the right to acquire any Registrable Securities.


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          (e)  ASSIGNMENT. The rights of the Holder hereunder shall be assigned automatically to any transferee of Registrable Securities, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) immediately following such transfer, the further disposition of Registrable Securities is restricted under the Securities Act or under state securities laws, (iii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iv) such rights of the Holder may not be transferred to more than 5 persons (excluding for this purpose Affiliates of the Stockholder, to whom such rights may be transferred in any case provided that the conditions in clauses (i) through (iii) are satisfied). If the Stockholder transfers any portion of its Registrable Securities to another Holder, the respective obligations of the Stockholder and such Holder under this Agreement, including without limitation the obligations under Sections 5 and 7, shall be several and not joint in all instances.

          (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

                                            FOCAL, INC.

                                            By:/s/ David Clapper
                                               ---------------------------------
                                               Name:  David Clapper
                                               Title: Chief Executive Officer

                                            GENZYME CORPORATION

                                            By: /s/ Earl M. Collier, Jr.
                                               ---------------------------------
                                               Name:  Earl M. Collier, Jr.
                                               Title: Executive Vice President


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